Exhibit 99.1

Pixelworks Reports Third Quarter 2012 Financial Results

SAN JOSE, Calif., October 18, 2012 -- Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the third quarter ended September 30, 2012.

Third quarter 2012 revenue was $16.3 million, compared to $15.5 million reported in the prior quarter and $17.4 million in the third quarter of 2011. The 4.9% sequential increase in total revenue was driven by higher sales of the Company's products in its primary end markets with chip revenue increasing 18.5% over the prior quarter. Licensing revenue was approximately $0.6 million, compared to $2.3 million in the prior quarter.

On a GAAP basis, gross profit margin in the third quarter of 2012 was 47.8%, compared to 49.3% in the second quarter and 48.6% in the third quarter of 2011. The sequential decline in gross profit was primarily driven by lower licensing revenue recognized in the third quarter of 2012. Third quarter GAAP operating expenses were $8.3 million, compared to $8.5 million in the previous quarter and $9.6 million in the third quarter of 2011. Operating expenses in the current and prior quarter include a reimbursement to research and development expense related to a previously announced customer co-development agreement. For the third quarter of 2012, the Company recorded a GAAP net loss of $0.4 million, or $0.02 per share, compared to a GAAP net loss of $1.1 million, or $0.06 per share, in the second quarter and a GAAP net loss of $1.1 million, or $0.06 per share, in the third quarter of 2011.

On a non-GAAP basis, third quarter gross profit margin was 49.0%, compared to 50.6% in the second quarter and 49.4% in the third quarter of 2011. Third quarter operating expenses on a non-GAAP basis were $7.7 million, compared to $8.1 million in the prior quarter and $9.1 million in the third quarter of 2011. On a non-GAAP basis, the Company recorded net income during the third quarter of $0.3 million, or $0.02 per share, compared with a net loss of $0.3 million, or $0.02 per share, in the second quarter and a net loss of $0.5 million, or $0.03 per share, in the third quarter of 2011.

“I am pleased to report sequential revenue growth of 5 percent and the achievement of non-GAAP profitability during the quarter,” said Bruce Walicek, President and CEO of Pixelworks. “Our results for the quarter were driven by increased chip sales in both of our end markets as well as continued execution on our engagements with key technology partners. These engagements with industry leaders are further validation of Pixelworks' recognized leadership in video technology, as the industry introduces the next level of realism and an exponential increase in resolutions across all displays.”

Also during the third quarter, the Company hired and appointed Richard Miller as senior vice president of technology. Mr. Miller most recently served as CTO for the multimedia group at RMI Corporation where he managed and developed video processor products prior to RMI being acquired by Netlogic Microsystems. Previous to his role at RMI he was the CTO, vice president and general manager of the wireless products group at PortalPlayer. Mr. Miller has extensive experience in technology leadership and product development at companies such as Genesis Microchip, VM Labs and Atari Corporation.

The Company will discuss the details of its business outlook for the fourth quarter of 2012 during its conference call scheduled for today, October 18, 2012, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-700-7441 and using passcode 32295076. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, October 25, 2012, and can be accessed by calling 888-286-8010 and using passcode 89769240.
About Pixelworks, Inc.
Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which excludes stock-based compensation expense, gain on sale of patents, gain on the sale of marketable securities and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Revenue, net	$16,285	$15,524	$17,391	$46,139	$47,781
Cost of revenue (1)	8,497	7,865	8,935	22,883	25,334
Gross profit	7,788	7,659	8,456	23,256	22,447
Operating expenses:
Research and development (2)	4,702	4,715	5,982	14,510	17,531
Selling, general and administrative (3)	3,557	3,792	3,641	11,368	11,132
Total operating expenses	8,259	8,507	9,623	25,878	28,663
Loss from operations	(471)	(848)	(1,167)	(2,622)	(6,216)
Interest expense and other, net	(105)	(101)	(89)	(304)	(395)
Gain on sale of patents	—	—	—	—	1,600
Gain on sale of marketable securities	—	—	—	—	264
Total other income (expense)	(105)	(101)	(89)	(304)	1,469
Loss before income taxes	(576)	(949)	(1,256)	(2,926)	(4,747)
Provision (benefit) for income taxes	(176)	150	(173)	(789)	(138)
Net loss	$(400)	$(1,099)	$(1,083)	$(2,137)	$(4,609)
Net loss per share - basic and diluted	$(0.02)	$(0.06)	$(0.06)	$(0.12)	$(0.29)
Weighted average shares outstanding - basic and diluted	18,338	18,238	17,905	18,202	15,787
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$142	$156	$103	$430	$321
Stock-based compensation	42	37	34	118	93
(2) Includes stock-based compensation	214	183	214	619	624
(3) Includes stock-based compensation	296	256	260	793	771

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,788	$7,659	$8,456	$23,256	$22,447
Additional amortization of non-cancelable prepaid royalty	142	156	103	430	321
Stock-based compensation	42	37	34	118	93
Total reconciling items included in cost of revenue	184	193	137	548	414
Non-GAAP gross profit	$7,972	$7,852	$8,593	$23,804	$22,861
Non-GAAP gross profit margin	49.0%	50.6%	49.4%	51.6%	47.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$8,259	$8,507	$9,623	$25,878	$28,663
Reconciling item included in research and development:
Stock-based compensation	214	183	214	619	624
Reconciling item included in selling, general and administrative:
Stock-based compensation	296	256	260	793	771
Total reconciling items included in operating expenses	510	439	474	1,412	1,395
Non-GAAP operating expenses	$7,749	$8,068	$9,149	$24,466	$27,268
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(400)	$(1,099)	$(1,083)	$(2,137)	$(4,609)
Reconciling items included in cost of revenue	184	193	137	548	414
Reconciling items included in operating expenses	510	439	474	1,412	1,395
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	28	136	2	20	(7)
Non-GAAP net income (loss)	$322	$(331)	$(470)	$(157)	$(4,671)
Non-GAAP net income (loss) per share - basic and diluted	$0.02	$(0.02)	$(0.03)	$(0.01)	$(0.30)
Non-GAAP weighted average shares outstanding - basic	18,338	18,238	17,905	18,202	15,787
Non-GAAP weighted average shares outstanding - diluted	19.105	18,238	17,905	18,202	15,787

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(400)	$(1,099)	$(1,083)	$(2,137)	$(4,609)
Stock-based compensation	552	476	508	1,530	1,488
Additional amortization of non-cancelable prepaid royalty	142	156	103	430	321
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	28	136	2	20	(7)
Non-GAAP net income (loss)	$322	$(331)	$(470)	$(157)	$(4,671)
EBITDA adjustments:
Depreciation and amortization	$1,193	$1,176	$1,290	$3,541	$3,800
Interest expense and other, net	105	101	89	304	395
Non-GAAP provision (benefit) for income taxes	(204)	14	(175)	(809)	(131)
Adjusted EBITDA	$1,416	$960	$734	$2,879	$(607)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$15,566	$15,092
Accounts receivable, net	3,756	4,557
Inventories	4,729	4,107
Prepaid expenses and other current assets	2,176	2,341
Total current assets	26,227	26,097
Property and equipment, net	7,019	7,366
Other assets, net	1,918	2,914
Total assets	$35,164	$36,377
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,347	$4,428
Accrued liabilities and current portion of long-term liabilities	9,183	8,247
Current portion of income taxes payable	129	212
Total current liabilities	13,659	12,887
Long-term liabilities, net of current portion	1,729	2,467
Income taxes payable, net of current portion	2,139	3,223
Total liabilities	17,527	18,577
Shareholders’ equity	17,637	17,800
Total liabilities and shareholders’ equity	$35,164	$36,377

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com